Exhibit 99.1

Longboard Pharmaceuticals Reports Full Year 2023 Financial Results and Provides Corporate Updates

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Bexicaserin (LP352) Phase 1b/2a PACIFIC Study positive topline data in participants with Developmental and Epileptic Encephalopathies (DEEs) was reported in January
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Announcing an update to the primary efficacy endpoint data previously reported in January, which show further improvement in seizure reductions and no change in the reported safety results – bexicaserin achieved a median seizure reduction of 59.8% in countable motor seizures compared to 17.4% in the placebo group across the DEE study population. A median seizure reduction of 74.6% in Dravet Syndrome (DS), 50.8% in Lennox-Gastaut Syndrome (LGS) and 65.5% in DEE Other was achieved
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PACIFIC data to be presented at medical meetings in Q2 2024
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Preparing for End of Phase 2 Meeting with regulators and conducting start-up activities for bexicaserin’s global Phase 3 program; expect to initiate the Phase 3 program by YE 2024
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LP659 first-in-human Phase 1 single-ascending dose (SAD) study topline data expected Q2 2024
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Completed public offering of common stock with gross proceeds of $241.5 million

LA JOLLA, Calif., March 12, 2024 – Longboard Pharmaceuticals, Inc. (Nasdaq: LBPH), a clinical-stage biopharmaceutical company focused on developing novel, transformative medicines for neurological diseases, today provided a corporate update and reported full year 2023 financial results.

“I am extremely proud of what our team has accomplished starting with the immense effort that went into the PACIFIC Study in participants with DEEs. We are impressed with the data in this study showing evidence of a potentially clinically meaningful benefit for both overall median seizure reduction and seizure reduction across all subgroups for Dravet, LGS and DEE Other. We are motivated by the enthusiasm and anticipation from the DEE community for our Phase 3 program and look forward to providing additional details later in the year. With the completion of our recent financing, we believe we are well positioned to deliver on key milestones later this year, including presenting additional topline and open-label extension data from PACIFIC, conducting our End of Phase 2 Meeting with the FDA, and initiating our global Phase 3 program. We appreciate the tremendous support from our existing and new shareholders who play an integral part in the continued success of Longboard.

“We also look forward to Phase 1 topline SAD data next quarter from our second clinical-stage asset, LP659, an oral, centrally acting, highly selective S1P receptor modulator,” stated Kevin R. Lind, Longboard’s President and Chief Executive Officer.

PACIFIC STUDY UPDATE

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In January 2024, we announced positive topline data from the Phase 1b/2a PACIFIC Study evaluating bexicaserin (LP352) in 52 participants with a broad range of DEEs, including DS (4), LGS (29) and other DEEs (19). Of the 52 participants enrolled in the study, 43 participants were randomized to bexicaserin (DS=4, LGS=24, DEE Other=15) and 9 to placebo (DS=0, LGS=5, DEE Other=4). Of note, results were on top of current standard of care; participants were typically on 3-4 other anti-seizure medications.

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Following our review of the full data set, we are announcing an update to the previously reported primary efficacy endpoint data. The updated data, which show even further improvements in seizure reductions and do not change the reported safety results, reflect corrections made by the study’s contract research organization to their statistical programming errors. The following table outlines the revisions:

	Revised			Previously Reported
Median percent change from baseline in countable motor seizure frequency:
	Bexicaserin	Placebo	Delta	Bexicaserin	Placebo	Delta
Overall	59.8%	17.4%	42.4%	53.3%	20.8%	32.5%
DS	74.6%	N/A	N/A	72.1%	N/A	N/A
LGS	50.8%	17.4%	33.4%	48.1%	20.8%	27.3%
DEE Other	65.5%	32.2%	33.3%	61.2%	32.6%	28.6%

UPCOMING MILESTONES:

Bexicaserin (LP352), an oral, centrally acting, 5-HT2C superagonist in development for the potential treatment of seizures associated with DEEs

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PACIFIC data to be presented at medical meetings in Q2 2024
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PACIFIC open-label extension (OLE) data expected in H2 2024
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100% of PACIFIC completers entered into the OLE study
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Preparing for our End of Phase 2 Meeting with U.S. Food and Drug Administration (FDA) and aligning with other regulatory agencies
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Planning for Phase 3 initiation before YE 2024

LP659, an oral, centrally acting, S1P receptor subtypes 1 and 5 (S1P1,5) modulator in development for rare neuroinflammatory conditions

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Phase 1 SAD topline data expected in Q2 2024

FULL YEAR 2023 FINANCIAL RESULTS:

Balance Sheet Highlights

At December 31, 2023, Longboard’s cash, cash equivalents and short-term investments were approximately $48.5 million. On January 8, 2024, we completed a public offering of 11,500,000 shares of common stock and received gross proceeds of $241.5 million before deducting underwriting discounts and commissions of $14.5 million and offering expenses of $0.5 million. As of January 31, 2024, Longboard’s cash, cash equivalents and short-term investments were approximately $272.4 million.

Operating Results

Research and development expenses were $43.8 million for the year ended December 31, 2023, an increase of $9.2 million or 26.3%, compared to $34.6 million for the year ended December 31, 2022. The net increase of $9.2 million is primarily related to increases of $6.0 million in preclinical and clinical trial expenses related to bexicaserin, $2.7 million in personnel-related expenses, $0.5 million in other preclinical programs and early stage research expenses and $0.2 million of other miscellaneous expenses, offset by a decrease of $0.3 million in preclinical and clinical trial expenses related to LP659.

General and administrative expenses were $13.0 million for the year ended December 31, 2023, an increase of $2.8 million or 28.0%, compared to $10.2 million for the year ended December 31, 2022. The net increase of $2.8 million is primarily related to increases of $1.7 million in personnel-related costs, $1.2 million of professional services and consulting expenses, and $0.4 million of other miscellaneous expenses, offset by a decrease of $0.5 million in insurance expense.

ABOUT LONGBOARD PHARMACEUTICALS

Longboard Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company focused on developing novel, transformative medicines for neurological diseases. Longboard is working to advance a portfolio of centrally acting product candidates designed to be highly selective for specific G protein-coupled receptors (GPCRs). Longboard’s small molecule product candidates are based on more than 20 years of GPCR research. Longboard plans to advance bexicaserin (LP352), an oral, centrally acting 5-hydroxytryptamine 2C (5-HT2C) receptor superagonist, with no observed impact on 5-HT2B and 5-HT2A receptor subtypes, into a global Phase 3 program. Longboard recently reported positive topline data from a Phase 1b/2a clinical trial (the PACIFIC Study) evaluating bexicaserin in participants ages 12 to 65 years old with Developmental and Epileptic Encephalopathies (DEEs), including Lennox-Gastaut syndrome, Dravet syndrome and other DEEs. Longboard is also evaluating LP659, an oral, centrally acting, sphingosine-1-phosphate (S1P) receptor subtypes 1 and 5 modulator, which is in development for the potential treatment of rare neuroinflammatory conditions. Longboard is conducting a Phase 1 single-ascending dose (SAD) clinical trial for LP659 in healthy volunteers, with topline data expected in the second quarter of 2024.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. In some cases, you can identify forward-looking statements by words such as “to be”,

“expect”, “focused on”, “anticipation”, “look forward”, “well positioned”, “plan”, “working to”, “designed to”, the negative, plural or other tenses of these words, references to specific future dates or time periods, or other comparable language, and they may include, without limitation, statements about the following: Longboard’s clinical and preclinical product candidates and programs, including their advancement (including plans for an End of Phase 2 Meeting and for alignment with other regulatory agencies and plans for a global Phase 3 program for bexicaserin), timing of study initiation (including for a global Phase 3 program for bexicaserin), timing of topline data (including for the PACIFIC OLE study for bexicaserin and the Phase 1 SAD study for LP659), their potential (including to be transformative, best-in-class, clinically meaningful or highly selective, the number and type of conditions they may address and their commercial opportunity), and their design and characteristics; upcoming presentations (including of additional PACIFIC topline data); Longboard’s cash position, expenses and runway to support operations; and Longboard’s focus and work. For such statements, Longboard claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Longboard’s expectations. Factors that could cause actual results to differ materially from those stated or implied by Longboard’s forward-looking statements include, but are not limited to, the following: risks related to Longboard’s limited operating history, financial position and need for additional capital; Longboard will need additional managerial and financial resources to advance all of its programs, and you and others may not agree with the manner Longboard allocates its resources; risks related to the development and commercialization of Longboard’s product candidates; Longboard’s product candidates are in the early phase of a lengthy research and development process, the timing, manner and outcome of research, development and regulatory review is uncertain, and Longboard’s product candidates may not advance in research or development or be approved for marketing; enrolling participants in Longboard’s ongoing and intended clinical trials is competitive and challenging; PACIFIC Study participants’ diagnoses are as of time of screening and are subject to change; risks related to unexpected or unfavorable new data; nonclinical and clinical data is voluminous and detailed, and regulatory agencies may interpret or weigh the importance of data differently and reach different conclusions than Longboard or others, request additional information, have additional recommendations or change their guidance or requirements before or after approval; results of clinical trials and other studies are subject to different interpretations and may not be predictive of future results; topline data may not accurately reflect the complete results of a particular study or trial; risks related to relying on licenses or collaborative arrangements; other risks related to Longboard’s dependence on third parties; competition; product liability or other litigation or disagreements with others; government and third-party payor actions, including relating to reimbursement and pricing; risks related to regulatory compliance; and risks related to Longboard’s and third parties’ intellectual property rights. Additional factors that could cause actual results to differ materially from those stated or implied by Longboard’s forward-looking statements are disclosed in Longboard’s filings with the Securities and Exchange Commission (SEC). These forward-looking statements represent Longboard’s judgment as of the time of this release. Longboard disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

CORPORATE CONTACT:

Megan E. Knight
Head of Investor Relations
IR@longboardpharma.com

858.789.9283

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Financial Tables Follow

LONGBOARD PHARMACEUTICALS, INC.

BALANCE SHEETS

	December 31,	December 31,
(in thousands, except share and per share data)	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$14,331	$10,775
Short-term investments	34,167	56,814
Prepaid expenses and other current assets	1,723	2,249
Total current assets	50,221	69,838
Right-of-use assets	472	736
Property and equipment	4	9
Other long-term assets	—	33
Total assets	$50,697	$70,616
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,001	$1,310
Accrued research and development expenses	4,556	4,168
Accrued compensation and related expenses	3,374	2,438
Accrued other expenses	368	490
Right-of-use liabilities, current portion	475	358
Total current liabilities	9,774	8,764
Right-of-use liabilities, net of current portion	—	382
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.0001 par value; authorized shares - 10,000,000 at December 31, 2023 and 2022, respectively; issued and outstanding shares - none at December 31, 2023 and 2022	—	—
Voting common stock, $0.0001 par value; authorized shares - 300,000,000 at December 31, 2023 and 2022, respectively; issued and outstanding shares - 22,096,494 and 13,585,950 at December 31, 2023 and 2022, respectively	2	1
Non-voting common stock, $0.0001 par value; authorized shares - 10,000,000 at December 31, 2023 and 2022, respectively; issued and outstanding shares - 2,420,755 and 3,629,400 at December 31, 2023 and 2022, respectively	—	—
Additional paid-in capital	181,563	148,303
Accumulated other comprehensive loss	(78)	(692)
Accumulated deficit	(140,564)	(86,142)
Total stockholders' equity	40,923	61,470
Total liabilities and stockholders' equity	$50,697	$70,616

LONGBOARD PHARMACEUTICALS, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Year Ended December 31,
(in thousands, except share and per share data)	2023	2022
Operating expenses:
Research and development	$43,752	$34,638
General and administrative	13,007	10,160
Total operating expenses	56,759	44,798
Loss from operations	(56,759)	(44,798)
Interest income, net	2,405	837
Other income (expense)	(68)	16
Net loss	$(54,422)	$(43,945)

Net loss per share, basic and diluted	$(2.39)	$(2.56)

Weighted-average shares outstanding, basic and diluted	22,726,325	17,150,907

Comprehensive loss:
Net loss	$(54,422)	$(43,945)
Unrealized gain (loss) on short-term investments	614	(528)
Comprehensive loss	$(53,808)	$(44,473)